Q2 2022 Earnings Presentation August 9, 2022 Exhibit 99.2

Forward-Looking Statements 2 DISCLAIMERS Cautionary Note Regarding Forward-Looking Statements This presentation and related oral statements contain forward-looking statements about LifeStance Health Group, Inc. and its subsidiaries (“LifeStance”) and the industry in which LifeStance operates, including statements regarding full-year and third quarter guidance and management’s related assumptions, future results of operations and financial position of LifeStance, which are subject to known and unknown uncertainties and contingencies outside of LifeStance's control and which are largely based on our current expectations and projections about future events and financial trends that we believe may affect LifeStance's financial condition, results of operations, business strategy, and prospects. LifeStance's actual results, events, or circumstances may differ materially from these statements. Forward-looking statements include all statements that are not historical facts. Words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties, factors and assumptions, including, among other things: we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with affiliated practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors' security measures fail or are breached and unauthorized access to our employees' patients' or partners' data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; actual or anticipated changes or fluctuations in our results of operations; our existing indebtedness could adversely affect our business and growth prospects; and the other factors set forth in our filings with the Securities and Exchange Commission. The forward-looking statements, together with statements relating to our past performance, should not be regarded as a reliable indicator of our future performance. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as may be required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future mergers, dispositions, joint ventures, or investments. Use of Non-GAAP Financial Measures In addition to financial measures presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation includes certain non-GAAP financial measures, including Center Margin and Adjusted EBITDA. These non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The non-GAAP financial measures used by LifeStance may differ from the non-GAAP financial measures used by other companies. A reconciliation of these measures to the most directly comparable U.S. GAAP measure is included in the Appendix to these slides or as otherwise described in these slides. Market and Industry Data This presentation also contains information regarding our market and industry that is derived from third-party research and publications. This information involves a number of assumptions and limitations. Forecasts, assumptions, expectations, beliefs, estimates and projections involve risk and uncertainties and are subject to change based on various factors.

LifeStance at a Glance*

Mission-driven

Increasing access to personalized, trusted and affordable mental healthcare

Building the Nation's Leading Outpatient Mental Health Platform

$777M | TTM revenues[1]

5,226 | Clinicians

32 | States

~600 | Centers

10+ | Integrated care programs

Hybrid | Virtual and in-person care model

LifeStance HEALTH

*Note: Unless otherwise stated, data is as of June 30, 2022; [1]Trailing twelve months

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Q2 Financial Highlights 4 Q2 Revenue of $209.5 million increased 31% year-over-year Q2 Center Margin of $59.8 million, or 28.5% as a percentage of revenue Q2 Adjusted EBITDA of $14.6 million, or 7.0% as a percentage of revenue Ended Q2 with a cash position of $96.7 million; for the six months ended June 30, 2022, provided $11.1 million cash flow from operations, including $7.8 million during Q2 Note: See reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation.

Q2 2022 Strategy & Key Developments 5 Total clinicians of 5,226, +31% Y/Y; 237 net clinician adds in Q2 Completed 4 acquisitions in Q2, bringing the total since inception to 83 Opened 27 de novo centers in Q2 to support the company’s differentiated hybrid model offering both in-person and virtual care Continued to deploy proprietary online booking and intake experience (“OBIE”) across the country, which is now live in 9 states Danish Qureshi named Chief Operating Officer, effective July 1st; Qureshi is a co-founder and previously served as Chief Growth Officer at LifeStance, overseeing all growth initiatives for the company including clinician recruiting, de novo center openings, payor contracting, customer care and national marketing Gwen Booth named Executive Director of LifeStance Health Foundation following her retirement as Chief Operating Officer at LifeStance; Booth will lead the Foundation's work to improve mental health access for especially vulnerable patients including youth and adolescents, underrepresented minority communities and the underemployed and uninsured

Adjusted EBITDA (in $M) Center Margin (in $M) Clinicians Revenue (in $M) Q2 2022 Results Note: See reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. 9.1% 7.0% Adj. EBITDA (% of total revenue) 31.9% 28.5% Center Margin (% of total revenue) +17% +31% +31% +1%

Clinicians Adjusted EBITDA (in $M) 9.1% 6.2% 6.0% 6.2% 7.0% Adj. EBITDA (% of total revenue) Center Margin (in $M) Revenue (in $M) Quarterly Trends Note: See reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. 31.9% 29.9% 28.5% 26.7% 28.5% Center Margin (% of total revenue)

8 $11M $54M Operating Cash Flow (YTD) Capital Expenditures (YTD) Continue to deploy capital in a disciplined manner to grow our clinician base and expand our footprint De Novos Highly efficient model with predictable profitability 294 de novos opened since inception, including 27 in Q2 Acquisitions Disciplined investments to drive growth 83 acquisitions since inception, including 4 in Q2 Balance Sheet, Cash Flow & Capital Allocation Balance Sheet & Cash Flow Capital Allocation $97M $203M Cash and Cash Equivalents Net Long-term Debt

2022 Guidance

(All $ in M)	FY 2022		Q3 2022
Revenue	$865 – $885	• Now expecting to land toward the bottom end of the range due to refined clinician seasonality assumptions	$216 – $221
Center Margin	$240 – $255	• Now expecting to land toward the bottom end of the range, aligned with revenue	$61 – $65
Adj. EBITDA	$63 – $67	• Reaffirmed	$16 – $19

Note: Center Margin and Adjusted EBITDA anticipated for third quarter of 2022 and full year 2022 are calculated in a manner consistent with the historical presentation of these measures in the Appendix to this presentation. Reconciliation for the forward-looking third quarter of 2022 and full year 2022 Center Margin and Adjusted EBITDA guidance is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

LifeStance HEALTH

Planning Assumptions

- **Seasonality:** Removed slightly more than one business day each from June, July, and August as a result of incremental clinician time off
- Assumes **80 to 90 de novo center openings**, weighted heavily toward the first half of the year
- Assumes **M&A spend of $50M to $70M**
- Assumes no further COVID-related impacts or changes in the labor market environment

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Appendix

Quarterly Statements of Operations 2022 2021 ($M) Q2 Q1 Q4 Q3 Q2 Q1 Total Revenue  $209.5   $203.1  $190.1  $173.8   $160.5   $143.1  Operating expenses Center costs, excluding depreciation and amortization  149.7   148.9  135.8  121.8   109.3   99.1  General and administrative  103.6   103.4  152.7  162.9   85.5   32.7  Depreciation and amortization  16.7   15.7  15.4  13.8   12.8   12.2  Loss from operations  (60.5)  (64.9) (113.8)  (124.7)  (47.0)  (0.9) Other expense Loss on remeasurement of contingent consideration  (0.2)  (0.4)  (1.1)  (0.9)  (0.3)  (0.3) Transaction costs  (0.0)  (0.3)  (0.1)  (0.1)  (2.0)  (1.5) Interest expense  (7.1)  (3.4)  (3.6)  (3.5)  (23.2)  (8.6) Other expense                 -                  -   (0.0)                 -   (1.4)  (0.1) Total other expense  (7.3)  (4.2)  (4.9)  (4.5)  (26.8)  (10.6) Loss before taxes  (67.8)  (69.0)  (118.6)  (129.2)  (73.8)  (11.4) Income tax (provision) benefit  (0.9)   6.7   10.6   8.8   3.8   2.8  Net loss  ($68.7)  ($62.3)  ($108.0)  ($120.5)  ($70.0)  ($8.7) Subtotals in the schedule above may not foot due to rounding. Amounts are unaudited.

GAAP to Non-GAAP Reconciliations – Center Margin 2022 2021 2021 ($M) Q2 Q1 Q4 Q3 Q2 Q1 Loss from operations ($60.5) ($64.9)  ($113.8)  ($124.7)  ($47.0)  ($0.9)     Adjusted for:     Depreciation and amortization 16.7 15.7  15.4   13.8   12.8   12.2  General and administrative (1) 103.6 103.4  152.7   162.9   85.5   32.7  Center Margin $59.8 $54.2  $54.2   $52.1   $51.2   $44.0  Subtotals in the schedule above may not foot due to rounding. Amounts are unaudited. 1 - Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock and unit-based compensation for all employees.

GAAP to Non-GAAP Reconciliations – Adjusted EBITDA

($M)	2022 Q2	2022 Q1	2021 Q4	2021 Q3	2021 Q2	2021 Q1
Net loss	**($68.7)**	**($62.3)**	**($108.0)**	**($120.5)**	**($70.0)**	**($8.7)**
Adjusted for:						
Interest expense	7.1	3.4	3.6	3.5	23.2	8.6
Depreciation and amortization	16.7	15.7	15.4	13.8	12.8	12.2
Income tax provision (benefit)	0.9	(6.7)	(10.6)	(8.8)	(3.8)	(2.8)
Loss on remeasurement of contingent consideration	0.2	0.4	1.1	0.9	0.3	0.3
Stock and unit-based compensation	57.5	59.9	108.6	120.7	29.5	0.6
Management fees (1)	-	-	-	-	1.4	0.1
Loss on disposal of assets	-	-	0.0	-	-	-
Transaction costs (2)	0.0	0.3	0.1	0.1	2.0	1.5
Offering related costs (3)	-	-	-	-	8.7	-
Endowment to the LifeStance Health Foundation	-	-	-	-	10.0	-
Other expenses (4)	0.9	1.8	1.1	0.9	0.5	0.6
Adjusted EBITDA	**$14.6**	**$12.5**	**$11.4**	**$10.7**	**$14.5**	**$12.6**

Subtotals in the schedule above may not foot due to rounding. Amounts are unaudited.

1 - Represents management fees paid to certain of our executive officers and affiliates of our principal stockholders pursuant to the management services agreement entered into in connection with the acquisition of LifeStance by affiliates of TPG Inc. (the "TPG Acquisition"). During the year ended December 31, 2021, the management services agreement terminated in connection with the IPO and we were required to pay a one-time fee of $1.2 million to such parties.

2 - Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions.

3 - Primarily includes non-recurring incremental professional services, such as accounting and legal, and directors' and officers' insurance incurred in connection with the IPO.

4 - Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are affiliated practices, in addition to the compensation paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration and other are components of general and administrative expenses included in our unaudited consolidated statements operations. Former owner fees and impairment on loans are components of center costs, excluding depreciation and amortization included in our unaudited consolidated statements of operations.

LifeStance HEALTH

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Quarterly Non-GAAP Financial Metrics

($M)	2022		2021			
	Q2	Q1	Q4	Q3	Q2	Q1
Key Metrics						
Clinicians	**5,226**	**4,989**	**4,790**	**4,375**	**3,975**	**3,301**
Total Revenue	**$209.5**	**$203.1**	**$190.1**	**$173.8**	**$160.5**	**$143.1**
Center costs, excluding depreciation and amortization	149.7	148.9	135.8	121.8	109.3	99.1
Center Margin (Non-GAAP)	**$59.8**	**$54.2**	**$54.2**	**$52.1**	**$51.2**	**$44.0**
% Margin	28.5%	26.7%	28.5%	*29.9%*	*31.9%*	*30.7%*
General and administrative	103.6	103.4	152.7	162.9	85.5	32.7
Depreciation and amortization	16.7	15.7	15.4	13.8	12.8	12.2
Loss from operations	**(60.5)**	**(64.9)**	**(113.8)**	**(124.7)**	**(47.0)**	**(0.9)**
Other (expenses) income						
Other (expenses) income	(8.3)	2.5	5.7	4.2	(23.0)	(7.8)
Net loss	**($68.7)**	**($62.3)**	**($108.0)**	**($120.5)**	**($70.0)**	**($8.7)**
Adjusted EBITDA build						
Net loss	(68.7)	(62.3)	(108.0)	(120.5)	(70.0)	(8.7)
Interest expense	7.1	3.4	3.6	3.5	23.2	8.6
Depreciation and amortization	16.7	15.7	15.4	13.8	12.8	12.2
Income tax provision (benefit)	0.9	(6.7)	(10.6)	(8.8)	(3.8)	(2.8)
Loss on remeasurement of contingent consideration	0.2	0.4	1.1	0.9	0.3	0.3
Stock and unit-based compensation	57.5	59.9	108.6	120.7	29.5	0.6
Management fees	-	-	-	-	1.4	0.1
Loss on disposal of assets	-	-	0.0	-	-	-
Transaction costs	0.0	0.3	0.1	0.1	2.0	1.5
Offering related costs	-	-	-	-	8.7	-
Endowment to the LifeStance Health Foundation	-	-	-	-	10.0	-
Other expenses	0.9	1.8	1.1	0.9	0.5	0.6
Adjusted EBITDA (Non-GAAP)	**$14.6**	**$12.5**	**$11.4**	**$10.7**	**$14.5**	**$12.6**
% Margin	7.0%	6.2%	6.0%	*6.2%*	*9.1%*	*8.8%*

Subtotals in the schedule above may not foot due to rounding. Amounts are unaudited.

LifeStance HEALTH

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Quarterly Balance Sheets

($M)	2022 Q2	2022 Q1	2021 Q4	2021 Q3	2021 Q2	2021 Q1
Cash and cash equivalents	96.7	114.0	148.0	212.1	276.2	39.5
Patient accounts receivable, net	99.7	95.0	76.1	70.1	60.1	47.8
Prepaid expenses and other current assets	47.9	54.3	42.4	46.1	27.8	22.3
Total current assets	**244.3**	**263.3**	**266.5**	**328.3**	**364.1**	**109.6**
Property and equipment, net	190.7	170.9	152.2	115.1	91.8	70.8
Intangible assets, net	282.1	291.2	300.4	308.0	316.5	323.3
Goodwill	1,243.7	1,229.3	1,204.5	1,160.0	1,138.7	1,099.7
Other noncurrent assets	7.9	3.7	3.5	3.4	3.3	2.9
Total noncurrent assets	**1,724.4**	**1,695.1**	**1,660.6**	**1,586.4**	**1,550.4**	**1,496.7**
Total assets	**$1,968.7**	**$1,958.4**	**$1,927.1**	**$1,914.8**	**$1,914.4**	**$1,606.3**
Accounts payable	12.9	15.1	14.2	3.1	10.0	5.9
Accrued payroll expenses	61.2	73.2	60.0	57.6	50.4	45.4
Other accrued expenses	26.2	21.8	26.5	28.3	38.8	25.7
Current portion of contingent consideration	9.0	13.5	14.1	14.0	10.9	14.9
Other current liabilities	2.2	2.0	2.0	2.2	2.6	4.9
Total current liabilities	**111.5**	**125.6**	**116.8**	**105.2**	**112.6**	**96.8**
Long-term debt, net	203.4	177.4	157.4	157.5	157.1	387.3
Other noncurrent liabilities	64.5	57.5	50.3	22.9	15.7	14.2
Contingent consideration, net of current portion	3.7	1.1	3.3	3.1	3.2	1.1
Deferred tax liability, net	54.3	54.3	54.3	81.2	81.2	81.2
Total noncurrent liabilities	**325.8**	**290.3**	**265.3**	**264.7**	**257.2**	**483.8**
Total liabilities	**$437.4**	**$415.9**	**$382.1**	**$369.9**	**$369.8**	**$580.5**
Redeemable units	-	-	-	-	-	**71.8**
Common stock/units	3.8	3.7	3.7	3.7	3.7	1,010.5
Additional paid-in capital	2,015.7	1,958.2	1,898.4	1,790.2	1,669.5	2.1
Accumulated deficit	(488.1)	(419.4)	(357.1)	(249.0)	(128.6)	(58.6)
Total stockholders'/members' equity	**1,531.3**	**1,542.5**	**1,545.0**	**1,544.9**	**1,544.6**	**954.0**
Total liabilities, redeemable units and stockholders'/members' equity	**$1,968.7**	**$1,958.4**	**$1,927.1**	**$1,914.8**	**$1,914.4**	**$1,606.3**

Subtotals in the schedule above may not foot due to rounding. Amounts are unaudited.

LifeStance HEALTH

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Statements of Cash Flows

($M)	Six Months Ended Q2'22	Q1'22	Six Months Ended Q2'21	Q1'21	2021 FY
CASH FLOWS FROM OPERATING ACTIVITIES					
Net loss	(131.1)	(62.3)	(78.7)	(8.7)	(307.2)
Adjustments to reconcile net loss to net cash provided by (used by) operating activities:					
Depreciation and amortization	32.4	15.7	25.0	12.2	54.1
Stock and unit-based compensation	117.4	59.9	30.1	0.6	259.4
Deferred income taxes	-	-	-	-	(26.9)
Loss on debt extinguishment	3.4	-	5.6	-	14.4
Amortization of discount and debt issue costs	0.7	0.3	1.1	0.4	1.8
Loss on remeasurement of contingent consideration	0.6	0.4	0.6	0.3	2.6
Endowment of shares to LifeStance Health Foundation	-	-	9.0	-	9.0
Change in operating assets and liabilities, net of businesses acquired:					
Patient accounts receivable, net	(21.9)	(18.1)	(11.8)	(3.1)	(24.2)
Prepaid expenses and other current assets	(5.4)	(12.1)	(15.0)	(8.0)	(29.1)
Accounts payable	1.7	1.9	2.3	3.0	0.6
Accrued payroll expenses	(0.3)	12.8	9.6	7.3	15.3
Other accrued expenses	13.5	4.9	15.3	5.9	39.6
Net cash provided by (used by) operating activities	**$11.1**	**$3.3**	**(7.0)**	**$9.9**	**$9.4**
CASH FLOWS FROM INVESTING ACTIVITIES					
Purchases of property and equipment	(53.8)	(27.9)	(31.8)	(11.1)	(94.5)
Acquisitions of businesses, net of cash acquired	(35.1)	(22.9)	(39.1)	(0.8)	(99.6)
Net cash used in investing activities	**($88.9)**	**($50.9)**	**($70.9)**	**($11.8)**	**($194.1)**
CASH FLOWS FROM FINANCING ACTIVITIES					
Proceeds from initial public offering, net of underwriters discounts and commissions and deferred offering costs	-	-	554.2	-	548.9
Payments of deferred offering costs	-	-	-	(0.3)	-
Issuance of common units to new investors	-	-	1.0	-	1.0
Proceeds from long-term debt, net of discount	228.0	20.0	98.8	26.2	98.8
Payments of debt issue costs	(7.2)	-	(2.4)	(1.0)	(2.4)
Payments of long-term debt	(181.2)	(0.3)	(310.7)	(0.8)	(311.4)
Prepayment for debt paydown	(1.6)	-	-	-	(8.8)
Payments of contingent consideration	(11.1)	(5.7)	(5.6)	(1.5)	(12.3)
Taxes related to net share settlement of equity awards	(0.5)	(0.4)	-	-	-
Net cash provided by financing activities	**$26.4**	**$13.5**	**$335.3**	**$22.6**	**$313.9**
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	**($51.3)**	**($34.0)**	**$257.4**	**$20.7**	**$129.2**
Cash and Cash Equivalents - Beginning of period	148.0	148.0	18.8	18.8	18.8
CASH AND CASH EQUIVALENTS – END OF PERIOD	**$96.7**	**$114.0**	**$276.2**	**$39.5**	**$148.0**

Subtotals in the schedule above may not foot due to rounding.
Amounts are unaudited.

LifeStance HEALTH

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